SECURITIES AND EXCHANGE COMMISSION

                                              Washington, D.C.  20549


                                                     FORM 8-K


                                                  CURRENT REPORT


                                          Pursuant to Section 13 or 15(d)
                                      of the Securities Exchange Act of 1934



           Date of Report (Date of earliest event reported):  June 10, 1998


                                 CROWLEY MILNER AND COMPANY
                   (Exact name of registrant as specified in its charter)


    Michigan                  1-1594                        38-0454910
(State or other           (Commission File                (IRS Employer
  jurisdiction)                Number)                   Identification
                                                             Number)

              2301 West Lafayette Boulevard, Detroit, Michigan    48216
              (Address of principal executive offices)      (Zip code)


         Registrant's telephone number, including area code:  (313) 962-2400


                                   Not applicable
            (Former name or former address, if changed since last report)




































Item 5.  Other Items.

Loan and Security Agreement -- Congress Financial Corporation (Central).

            As previously reported by the registrant in its Current Report on Form 8-K dated August 31, 1996, effective as of September 5, 1996, Congress Financial Corporation (Central) ("Congress"), Crowley, Milner and Company, a Michigan corporation (the "Company"), and Steinbach Stores, Inc., an Ohio corporation and a wholly-owned subsidiary of the Company ("Steinbach"), entered into an Amended and Restated Loan and Security Agreement (the "Amended Loan Agreement") pursuant to which Congress was obligated to provide, on an aggregate basis to the Company and Steinbach, a fully secured line of credit of up to $24 million and, included within such line of credit, a facility for letters of credit of up to $5 million, with the interest rate on the foregoing, subject to certain terms and conditions, at 25 basis points above the prime rate of CoreStates Bank, N.A. The Company and Steinbach each granted Congress a security interest in and general lien upon substantially all of their respective tangible and intangible personal assets and property, whether now owned or hereafter acquired, as security for all debts, liabilities and obligations of the Company and Steinbach under the Amended Loan Agreement. The Amended Loan Agreement shall continue for a term ending on November 4, 1999, and from year to year thereafter unless sooner terminated pursuant to the terms thereof.

            As also previously reported by the registrant in its Current Report on Form 8-K dated July 3, 1997, Congress, the Company and Steinbach entered into Amendment No. 1 to the Amended Loan Agreement, pursuant to which (i) the maximum credit available under the Amended Loan Agreement was increased from $24 million to $35 million for the period of December 1 of any year through August 31 of the following year and $42 million for the period of September 1 through November 30 of each year, and (ii) the letter of credit accommodation was increased from $5 million to $10 million.

            Effective as of June 10, 1998, Congress, the Company and Steinbach entered into Amendment No. 2 to the Amended Loan Agreement, pursuant to which, among other things, (i) the maximum credit available under the Amended Loan Agreement was increased from $35 million to $43 million for the period of December 1 of any year through August 31 of the following year and from $42 million to $50 million for the period of September 1 through November 30 of each year; (ii) the borrowing rate was increased to 34% of eligible retail inventory from 30%; and (iii) a new feature was added pursuant to which the Company and Steinbach may, from time to time and subject to certain stated terms and conditions, request that the prime rate loans (i.e., loans bearing interest 25 basis points above the prime rate of CoreStates Bank, N.A.) be converted to Eurodollar rate loans bearing interest equal to the average rates at which CoreStates Bank, N.A. is offered deposits of United States dollars in the London interbank market.

            The information set forth in Amendment No. 2 to the Amended Loan Agreement attached hereto as Exhibit 10.10 is hereby incorporated herein by reference.

Resignation of Chief Financial Officer

            On July 9, 1998 the Company issued a press release announcing that Vice-President of Finance, Chief Financial Officer, Secretary and Treasurer, John R. Dallacqua has tendered his resignation to be effective as of July
10, 1998 in order to pursue a new career opportunity in a non-retail business. The press release is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

            (c)          Exhibits.

            10.10 Amended and Restated Loan and Security Agreement, dated September 5, 1996, among Congress Financial Corporation (Congress), Crowley, Milner and Company and Steinbach Stores, Inc. (amends and restates Loan and Security Agreement previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 1994) (previously filed as an exhibit to the Company's Current Report on Form 8-K dated August 31, 1996), Amendment No. 1 thereto (previously filed as an exhibit to the Company's Current Report on Form 8-K dated July 3, 1997), as amended by Amendment No. 2 thereto (a copy of which is filed herewith).



   99.1         Press release issued by Crowley, Milner and Company on July
                9, 1998.



                                                    SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              CROWLEY, MILNER AND COMPANY


                                              /s/ JOHN R. DALLACQUA
                                              John R. Dallacqua,
                                              Vice President of Finance

July 10, 1998





                                                   EXHIBIT INDEX


Exhibit
  No.                    Description

10.10 Amended and Restated Loan and Security Agreement, dated September 5, 1996, among Congress Financial Corporation (Congress), Crowley, Milner and Company and Steinbach Stores, Inc. (amends and restates Loan and Security Agreement previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 1994) (previously filed as an exhibit to the Company's Current Report on Form 8-K dated August 31, 1996), Amendment No. 1 thereto (previously filed as an exhibit to the Company's Current Report on Form 8-K dated July 3, 1997), as amended by Amendment No. 2 thereto (a copy of which is filed herewith).

99.1        Press Release issued by Crowley, Milner and Company on July 9, 1998.